UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2015

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AOXING PHARMACEUTICAL COMPANY, INC.
(Exact name of registrant as specified in its charter)

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Florida	0-24185	65-0636168
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

444 Washington Blvd., Suite 3338, Jersey City, New Jersey 07310
(Address of Principal Executive Office) (Zip Code)

(646) 367 1747
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

On September 30, 2015 Aoxing Pharmaceutical Company sold 2,352,941 shares of common stock and 1,764,706 common stock purchase warrants (the "Warrants") pursuant to a Securities Purchase Agreement dated as of September 24, 2015. The purchaser was an institutional investor.

The aggregate purchase price for the securities was $3,000,000. From the proceeds of the offering, Aoxing Pharmaceutical Company, Inc. has paid a fee of $180,000 to Rodman & Renshaw, a unit of H.C Wainwright & Co., LLC (“Wainwright”), which acted as the placement agent for the offering.  Aoxing Pharmaceutical Company, Inc. has also reimbursed Wainwright for its out-of-pocket expenses, and has issued to Wainwright and its affiliates warrants to purchase 141,176 shares of common stock.

Each Warrant will permit the holder to purchase one share of common stock from Aoxing Pharmaceutical Company for a price of $1.74 per share.  The Warrants will be exercisable from March 30, 2016 until March 30, 2021. The warrants issued to  Wainwright and its affiliates are substantially identical to the Warrants, except that the termination date is September 24, 2020.  Cashless exercise of either warrant is permitted only if there is no effective registration statement permitting resale of the common shares underlying the warrants.

We made the offering and sale of the shares and Warrants pursuant to a shelf registration statement on Form S-3 (Registration No. 333-205148) that was declared effective by the Securities and Exchange Commission on July 1, 2015, and a base prospectus dated as of the same date, as supplemented by a prospectus supplement filed with the Securities and Exchange Commission on September 28, 2015.

Item 9.01                      Financial Statements and Exhibits

Exhibits

10-a
Securities Purchase Agreement dated September 24, 2015 among Aoxing Pharmaceutical Company, Inc. and the purchasers signatory thereto - filed as an Exhibit to the Current Report on Form 8-K filed on September 25, 2015, and incorporated herein by reference.

10-b	Form of Common Stock Purchase Warrant issued on September 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Aoxing Pharmaceutical Company, Inc.

Date: September 30, 2015	By:	/s/ Zhenjiang Yue Zhenjiang Yue, Chief Executive Officer